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                                                                     EXHIBIT 3.7


                       CERTIFICATE OF LIMITED PARTNERSHIP

This certificate is filed pursuant to Section 17-201 of the Delaware Limited Partnership Act.

1.  The name of the limited partnership is:

     ARCO Chemical Technology, L.P.

2.  The address of the registered office and name of the registered agent is:

     Corporation Trust Center
     1209 Orange Street
     Wilmington, Delaware 19801

3.  The name and address of the general partner is:

     ARCO Chemical Technology Management, Inc.
     201 North Walnut Street, Suite 902
     Wilmington, Delaware 19801

                                ARCO CHEMICAL TECHNOLOGY, L.P.

                                By: ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC., the General Partner and a Delaware corporation

                                     By:  /s/ JOHN WAGNER
                                        ------------------------------------
                                        John Wagner
                                        Vice President

                                    Date:  December 1, 1991
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                             CONSENT TO USE OF NAME

          ARCO Chemical Technology, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the organization of ARCO Chemical Technology, L.P. in the State of Delaware.

          IN WITNESS WHEREOF, the said ARCO Chemical Technology, Inc. has caused this consent to be executed by its vice president and attested by its _________ secretary, this 13th day of December, 1991.

                                    ARCO CHEMICAL TECHNOLOGY, INC.


                                    By: /s/ JOHN WAGNER
                                       ---------------------------
                                       John Wagner, Vice President

Attest:


/s/ LOIS McCAUGHAN
-------------------------
Lois McCaughan, Secretary
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                               STATE OF DELAWARE
                    CERTIFICATE TO RESTORE TO GOOD STANDING
                         A DELAWARE LIMITED PARTNERSHIP
                      (PURSUANT TO TITLE 6, SEC. 17-1109)





1.  Name of Limited Partnership:

    ARCO Chemical Technology, L.P.

2.  Date of original filing with Delaware Secretary of State:  December 13, 1991

I, John M. Wagner, General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.


                                     /s/ JOHN M. WAGNER
                                ---------------------------------
                                         General Partner
                                               or
                                       Liquidating Trustee